EXHIBIT 6.1

No Borders, Inc.

11% CONVERTIBLE NOTE

Effective Date:  October 31, 2018

For the Amount of $150,000

For Value Received,

No Borders, Inc. as the Company, located at

18716 Old Beau Trail,

Queen Creek, AZ 85142

…promises to pay to…

Johanna Giumarra ,as Holder,

4320 Falmouth Dr., #B305

Long Boat Key, FL 34228

FOR THE SUM OF $150,000 USD

PAYABLE UPON THE TERMS AND CONDITIONS HEREIN

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. IT MAY NOT BE TRANSFERRED, ASSIGNED, SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED BECAUSE OF AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

RECITALS

WHEREAS, FOR VALUE RECEIVED, the Company promises to pay to Redstone, the initial holder hereof, or its order (including successors-in-interest, the "Holder"), the principal sum of $150,000.00 USD (the “Principal”) upon the terms and conditions contained herein (the "Maturity Date");

WHEREAS, the Company promises to pay interest on the Principal outstanding under this Note, at the rate of 11% per annum, simple interest.

WHEREAS, Redstone, the Holder, acted as a Consultant for No Borders, Inc., the Company, and is owed compensation for its services.  NBDR is lacking sufficient cash flow to satisfy this debt and is fractionalizing and memorializing this Debt [infra] in efforts that the Holder, will be able to monetize this instrument in a private transaction.

WHEREAS, Schedule A, Corporate Resolution, Schedule B, Conversion Form, Schedule C, Irrevocable Notice to Transfer Agent, Schedule D, Transaction Journal, Exhibit A, Warrant Agreement, are hereby incorporated herein by reference.

TERM SHEET

Principal Owed	$150,000
Interest	11% p.a., simple interest
Conversion price	i) $0.02

NOW WHEREFORE, the Parties hereto, for the mutual promises and consideration contained herein, agree to the following terms and conditions:

WITNESS

1.

PROMISE TO PAY.  No Borders, Inc. (the “Company”) promises to pay to the order of Redstone, (the “Holder”) the sum of $150,000 (the “Principal”) together with the interest rate specified herein, payable upon the terms and conditions herein to Company, his heirs, nominee’s, or assignee’s.

1.1.

This promise to pay is in consideration of the Holder for funding of $150,000 to the Company, which Company specifically acknowledges receipt of.

2.

WARRANTS. Five-year purchase warrants with a set price of twenty-five cents ($0.25) per warrant up to one million warrants (1,000,000), at the date the notice to exercise the warrant is received in writing by the borrower but within the time frame of the purchase warrant inclusive for a total amount equal to One Million Shares of Common Stock as described in Exhibit A; attached hereto.

3.

THE DEBT.  Johanna Giumarra, has been, and currently remains, as a Investor NBDR, particularly for NBDR’s interests in becoming a publicly traded company.

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

3.1.

Date of Ms. Giumarra Debt - $150,000 of this debt stems from October 31, 2018 from invoice submitted. Specifically, $150,000 from invoice “Cons-2014”.(the “Debt”)

3.2.

Acknowledgement of Debt – NBDR hereby acknowledges $150,000 of Redstone Debt and the services were duly rendered and taken without objection.

4.

INTEREST.  The initial interest rate herein shall be 11% p.a.

4.1.

Interest.  The Interest Rate shall be 11% per annum.

4.2.

Compounding.  Interest herein shall be simple interest.

5.

PAYMENT.  Company understands, agrees and acknowledges that the all payments shall be structured as follows:

5.1.

Due upon Maturity – All monies due and owing hereunder shall be due at the Maturity of this instrument.

5.2.

Interest Payment – Company shall pay Holder the interest payments quarterly

6.

PREPAYMENT.  There is no prepayment of debt.

7.

TERM. This instrument shall mature five years after the consideration was rendered. (“Maturity” or “Maturity Date”)

7.1.

The Effective Date herein shall be the “as of” date when the payment was received by the Company.

8.

CONVERSION. The Holder may elect to convert any amount of Principal or Interest, or combination thereof, into common voting shares of the Company upon the following terms and conditions:

8.1.

Conversion – the Holder may convert any amounts owed under the terms of this Note into Common voting shares of the Company.

8.2.

Period – Holder may convert any amount(s) owed to Holder two years after the consideration was rendered.

8.3.

Fractional Conversion – Holder may convert all or a fractional part of the amounts owed by the Company.

8.4.

Conversion Price – This instrument will convert at the greater of $0.02. (the “Conversion Price”).

8.5.

Adequate authorized shares – The Company hereby warrants to maintain adequate shares authorized to satisfy any conversion the Holder may contemplate

8.5.1.

Increase of Authorized Shares – If a failure to maintain adequate authorized shares for any contemplated conversion of amounts owed to Holder at the Conversion Price, the Company may elect to increase its authorized shares and shall have 20 trading days to effectuate said increase in the authorized shares of the common voting shares of the Company.

8.5.2.

Alternate Conversion – At the Holder’s sole discretion in the absence of available authorized shares for conversion, the Holder may convert any amounts owed to Holder into any security(s) of the Company, or

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

combination thereof, at the lower of Conversion Price or par for any given security(s) to be converted into.

8.6.

Instruction to Transfer – The Company warrants and represents that it will notify the Company’s Transfer Agent of:

8.6.1.

 The Company’s irrevocable non-objection to the issuance and/or transfer of any conversion contemplated herein.

8.6.2.

To set aside a reserve adequate to fulfill any Conversion contemplated herein.

8.7.

Waiver of Objection, Adverse Claim – The Company hereby waives all objections, adverse claims, any and all claims, stop notices, or any other assertion that would hinder any conversion contemplated hereunder.

9.

WARRANTIES OF THE COMPANY. The Company hereby warrants and represents the truth and accuracy of the following:

9.1.

Authorizations – The Company is authorized to enter into this Note, the signatories hereto are duly authorized by the Company, and no further authorization are necessary either from the Board or Directors, Shareholders, or any other party, Federal State or private party, are necessary;

9.2.

Authorized Shares – The Company will keep the necessary authorized shares of the common voting shares of the Company authorized in reserve to convert any Conversion contemplated herein;

9.3.

Periodic Filing – The Company will at all times keep current in their periodic filing requirements with the OTC Markets, Inc., and / or the Securities and Exchange Commission (the “OTC Markets” “Commission” or “SEC”).

9.4.

Good Standing – The Company will keep in good standing with the State of incorporation of the Company, and any other State the Company is authorized to do business in at the onset of this Note or may herein after be authorized in;

9.5.

Taxes – The Company will keep current in all tax obligations it may be obligated to, either at the onset of this Note or may herein after be assessed;

9.6.

No Material Adverse Information – The Company is not currently in possession of any material adverse information1 that is not in the public domain.

9.7.

Non-Public Information – The Company has not made any disclosures to the Holder, or affiliate, nominee, or agent thereof, with any information that is not public at the time of this Note.

9.8.

Capitalization – The Company represents that there are no outstanding instruments, derivatives, convertibles, or anything else, that would give any party a beneficial interest in any securities of the Company, other than previously disclosed, and thus effect the float, dilution or any other consideration that the Holder may find useful in making an investment decision in.

10.

WARRANTIES OF THE HOLDER.  The Holder hereby warrants and represents to the truth and accuracy of the following:

1 Material Adverse Information is any information that a reasonable and prudent investor would find negative in making an investment decision on the Company.  Said information shall be localized to intrinsic to the Company and shall not include general information such as market conditions, or sector conditions.

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

10.1.

Sell-In – The Holder will endeavor to have an orderly sell-in into the market upon any conversion.  Such orderly sell in will be determined by the price and volume of the Company and risk management principles of the Holder.

10.2.

Short Sales – The Holder will not engage in short selling of the Company.

10.3.

Death Spiral – The Holder intends not to turn this Note into a Death Spiral or Toxic Instrument.  Notwithstanding the aforementioned, the Holder will make all efforts to recapture their investment and realize their expected profit.

10.4.

Non-Public Information – The Holder hereby warrants that it will not sell any of the Company’s stock, if converted, based upon any non-public information that Holder may glean from any interaction with the Company.

10.5.

Investment Representation. Holder hereby represents and warrants that Holder has acquired this Note for purpose of investment and with no present intent to sell or distribute the same.  In the event Holder exercises the conversion or purchase right specified by the provisions of this Note, any securities of NBDR so acquired will be with the same investment intent.

11.

WHERE PAYMENTS MADE/COMMUNICATIONS.   All communications are to be made in writing by prepaid certified or registered mail or recognized national overnight carrier, with permissible CCs by email and/or facsimile.

11.1.

If to Holder:

Johanna Giumarra

4320 Falmouth Dr., #B305

Long Boat Key, FL 34228

11.2.

If to Company:

No Borders, Inc.

18716 Old Beau Trail,

Queen Creek, AZ 85142

12.

REPLACEMENT UPON LOSS OF THIS NOTE.  In case of deterioration, loss, destruction or theft of this Note, the Company shall issue, sign and deliver a new Note having the same date, the same Principal Amount and the same content as the deteriorated, lost, destroyed or stolen Note, in exchange for and in replacement of the deteriorated Note and its cancellation, or in replacement of the lost, destroyed or stolen Note.

12.1.

The Holder shall assume the cost of issuance and also, as a             precondition to the issuance of this Note, shall furnish the Company with proof of deterioration, loss, destruction or theft of this Note thus deteriorated, lost, destroyed or stolen that is reasonably acceptable to the Company, which such acceptance shall not be unreasonably withheld.

13.

ATTORNEY FEES ON COLLECTION.  If an attorney is required to collect, negotiate or defend on this Note on behalf of the Holder, either in Acceleration or Default, such attorney’s fees will be paid by Company.

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

14.

WAIVER JURY TRIAL, DEFENSE, COUNTERCLAIM, SET OFF.  Company waives trial by jury and the right to interpose any defense, set off, or counterclaim in any litigation arising out of this Note.

15.

WAIVER OF DEMAND AND PRESENTMENT.  The Company hereby expressly and irrevocably waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

16.

APPLICABLE LAW.  This Note shall be construed solely in accordance with the laws of the State of Nevada.

17.

SEVERABILITY.  If any court of competent jurisdiction finds, in whole or in part, any part of this Note is unenforceable, in that given jurisdiction, than the remainder of this Note shall remain in full force and effect, while the whole Note shall remain in full force and effect and all other jurisdictions.

18.

ENTIRE AGREEMENT.  This Note is the entire agreement, including Schedules A-D (heretofore attached) and all Recitals and Term Sheet shall be incorporated into be body hereof as if it was written and hereby supersedes and takes precedent over all prior agreements.

19.

NO ORAL MODIFICATIONS.  All modifications to this Note hereafter must be in a duly executed and signed writing by both parties.

20.

EXECUTION.  This Note may be executed in several parts or counter-parts, including by facsimile, taken in conjunction to produce a fully executed Agreement.

21.

ASSIGNABILITY.  This Note shall be assignable without the consent of the Company.

WHEREFORE, the Parties hereby agree to be lawfully bound by the terms and conditions of this Note upon the considerations of the mutual promises and such other consideration contained herein:s

Dated:

October 31, 2018

No Borders, Inc.

The “Company”

/s/ Joseph Snyder______________

BY: Joseph Snyder, Pres. & CEO

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

Dated:

October 31, 2018

Johanna Giumarra

The “Holder”

/s/ Johanna Giumarra____________

By: Johanna Giumarra

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

SCHEDULE A

CORPORATE RESOLUTION AND

IRREVOCABLE NOTICE TO TRANSFER AGENT

BY

NO BORDERS, INC.

THE “COMPANY”

Dated: October 31, 2018

WHEREAS, NO BORDERS, INC. (the “Company”) has duly entered into a Convertible Note with Johanna Giumarra (the “Holder”) dated  October 31, 2018. (the “Note”)

WHEREAS, the Company desires to comply with the terms and conditions of the Note and to furnish every courtesy to the Holder;

NOW WHEREFORE, be it:

RESOLVED, the Company hereby irrevocably instructs you, our Transfer Agent, your assigns and successors, to issue said conversion within the bounds of the Note as properly submitted upon the Conversion Form.

RESOLVED, that the Company hereby waives all adverse claims, objections, stop transfer instructions, and any other hindrance or encumbrance in the conversion of the Note;

RESOLVED, that you, our Transfer Agent, your successors or assigns, set aside a reserve of 4,242,857 shares for a contemplated conversion of the Note.

RESOLVED, that you are respectfully requested to furnish and afford the Holder every reasonable courtesy;

No Borders, Inc.

the “Company”

____________________

By: Joseph Snyder, Pres.

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

SCHEDULE B

CONVERSION FORM FOR NOTE DATED: OCTOBER 31, 2018

JOHANNA GIUMARRA

FOR

NO BORDERS, INC.

THE “COMPANY”

Dated:

____________________

____________________

On behalf of Redstone (the “Holder”), and pursuant to the operation of a Convertible Note dated October 31, 2018 held with the Company, and they being so duly obligated, it is respectfully submitted and requested:

As of date
Dollar amount outstanding
Accrued Interest
Dollar Amount to be converted
Share conversion price
Resulting number of shares
Dollar amount remaining

Thank you for your time and cooperation.

____________________

Johanna Giumarra

No Borders, Inc.

the “Company”

____________________

By: Joseph Snyder, Pres.

SCHEDULE C

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

NOTICE OF TRANSFER AND ASSIGNMENT OF

CONVERTIBLE NOTE DATED OCTOBER 31, 2018

OBLIGATING NO BORDERS, INC. (THE “COMPANY”)

FOR VALUE RECEIVED, the undersigned hereby assigns and transfers to ________________________ this the Convertible Note dated ___________________, duly Obligating ______________________ (the “Company”) as well as the Principal Amount then outstanding and the interest accrued and unpaid, and hereby irrevocably constitutes and appoints  _______________________________ as proxy to transfer the Note in the ledgers kept by the Company with full powers of substitution in this regard.

Dated:

___________________

___________________

Johanna Giumarra

_____________________________

By: Johanna Giumarra

No Borders, Inc.

the “Company”

____________________

By: Joseph Snyder, Pres.

Company Initials: _____________

Holder Initials:____________

No Borders, Inc.

SCHEDULE D

Transaction Journal

Class	Description	Amount	Date
Loan Payment	Bank Transfer / Check Number	$150,000	October 31, 2018

Company Initials: _____________

Holder Initials:____________